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                                                                     EXHIBIT 5.1


                                                                 August 27, 1996



Abercrombie & Fitch Co.
Four Limited Parkway
Reynoldsburg, OH 43068

Ladies and Gentlemen:

     We have acted as special counsel to Abercrombie & Fitch Co. (the "Company") in connection with the Company's Registration Statement on Form S-1, Registration No. 333-8231 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 8,050,000 shares of the Company's Class A Common Stock, $.01 par value per share (the "Shares"), including 1,050,000 shares subject to the underwriters' over-allotment option, as described in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the Company's Amended and Restated Certificate of Incorporation.

     On the basis of the foregoing and assuming the due execution and delivery of certificates representing the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus that is part of the Registration Statement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

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Abercrombie & Fitch Co.               -2-                  August 27, 1996


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the related Prospectus.

                                             Very truly yours,

                                             DAVIS POLK & WARDWELL

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